UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2018

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 397-1187

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02. Termination of a Material Definitive Agreement.

The information in Item 5.02 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2018, Health Insurance Innovations, Inc. (the “Company”) announced a transition in the leadership of its HealthPocket, Inc. subsidiary. As a part of this transition, Mr. Bruce Telkamp, the CEO of HealthPocket and of the Company’s Consumer Division, and Dr. Sheldon Wang, the Company’s Chief Technology Officer, will cease to be employed by the Company as of August 17, 2018. Also as a part of this transition, the Employment Agreement for each of Mr. Telkamp and Dr. Wang was terminated by the Company “without cause” on August 16, 2018, which entitles each of Mr. Telkamp and Dr. Wang to severance compensation in the form of 12 months of base salary continuation under the terms of such Employment Agreements so long as they execute a general release in favor of the Company. In addition, subject to the delivery of general releases, the Company agreed to the vesting of Mr. Telkamp and Dr. Wang’s unvested restricted shares previously granted under the Company’s Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael D. Hershberger
Name:	Michael D. Hershberger
Title:	Chief Financial Officer

Date: August 20, 2018